Exhibit 23(b)





                                 Arthur Andersen











                    Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the registration statement on Form S-8 (File No. 333-31808) of our reports dated February 28, 2001 on the financial statements of The Southern Company and the related financial statement schedule included in The Southern Company's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



/s/Arthur Andersen



Atlanta, Georgia
November 8, 2001